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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)
3460 Preston Ridge Road Alpharetta, Georgia 30005 (Address of principal executive offices, including zip code)
(678) 566-6500 (Registrant's telephone number, including area code)
Not applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

        As part of a continuing analysis of the Company's pulp operations and a strategic review of the Terrace Bay, Ontario mill, the Company announced on March 1, 2005 the planned closure of the No. 1 mill at the Terrace Bay facility. The closing was authorized by the Company's Chief Executive Officer on February 28, 2005, and is expected to occur in early May 2005.

        The Company expects to incur approximately $6 million of exit costs in connection with the closure, including one-time termination benefits related to early retirement, severance and defined benefit pension plans of approximately $5.5 million and other associated exit costs of approximately $0.5 million. In addition, approximately $1 million of general and administrative costs are expected to be incurred related to training of employees. Approximately $6.3 million of the estimated costs of $7 million will result in future cash expenditures during 2005 and 2006.

        A copy of the press release announcing the closure, dated March 1, 2005, is attached to this Current Report on Form 8-K as Exhibit 99, and is incorporated herein by reference.

Item 2.06 Material Impairments

        As previously described in the Information Statement filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on November 18, 2004, our Terrace Bay, Ontario facility experienced operating losses in 2003. Operating losses were also experienced in 2004 and, based on internal forecasts, we expect that our Terrace Bay mill will continue to incur operating losses in 2005, 2006 and 2007.

        Because projected extended periods of operating losses are indicators of impairment under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we conducted an asset impairment test on the facility under the guidance of SFAS 144, which indicated that the carrying amount of our Terrace Bay facility will not be recoverable from estimated future cash flows. Accordingly, in December 2004, we reduced the carrying amount of our consolidated assets by recording a pre-tax, non-cash impairment loss of approximately $110.0 million. Also, in December 2004, in recognition of the probability that the No. 1 mill would be closed, we recorded an additional impairment loss of approximately $2.8 million related to the long-lived assets of the No. 1 mill. A deferred tax benefit of approximately $40.8 million was recorded as a result of the impairment loss, resulting in a net after-tax charge of approximately $72.0 million.

        In March 2005, we expect to record a pre-tax, non-cash impairment loss of approximately $0.9 million related to the remaining value of the long-lived assets of the No. 1 mill at Terrace Bay.

Item 9.01 Financial Statements and Exhibits

  (c)
  Exhibits:

Exhibit No.	Description of Exhibit
99	Press Release Announcing Planned Closure of Terrace Bay Mill, dated March 1, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC. (Registrant)
Date: March 1, 2005	/s/ BONNIE C. LIND Bonnie C. Lind Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99	Press Release Announcing Planned Closure of Terrace Bay Mill, dated March 1, 2005.

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